Exhibit 10.1.1

Thirteenth Amendment to Loan Documents

THIS THIRTEENTH AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of February 3, 2014, and is by and among Bio-Reference Laboratories, Inc. (“BRLI”), and GeneDX, Inc. (formerly known as BRLI No. 2 Acquisition Corp.), which conducts business as GeneDx (referred to herein from time to time as “GeneDx” and a “Subsidiary Party”) (BRLI and the Subsidiary Party herein each a “Borrower” and, collectively, “Borrowers”), the financial institutions which are party hereto (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION in its capacity as the agent for the Lenders and, as of the date hereof, as the sole Lender (in each such capacity, the “Bank”).

BACKGROUND

A.                                    The Borrowers have executed and delivered to the Bank, one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrowers’ obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).

B.                                    The Borrowers and the Bank desire to amend the Loan Documents to increase the Maximum Revolving Advance Amount and to effect certain additional amendments, as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Certain of the Loan Documents are amended as set forth in Exhibit A.  Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment.  This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents.  To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.                                      (a) Each of the Borrowers hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference.

(b) Each of the Borrowers hereby certifies that (i) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (ii) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained or shall be obtained on a timely basis pursuant to the terms of this Amendment and (iii) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms.  The Borrowers confirm that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.                                      Each of the Borrowers hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrowers or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrowers’ existing and future Obligations to the Bank, as modified by this Amendment.

4.                                      As a condition precedent to the effectiveness of this Amendment, the Borrowers shall comply with the terms and conditions (if any) specified in Exhibit A.

5.                                      To induce the Bank to enter into this Amendment, to the extent permitted by law, each of the Borrowers waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations.  Each of the Borrowers further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations.  Each of the Borrowers further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

6.                                      This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart.  Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7.                                      This Amendment will be binding upon and inure to the benefit of each Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

8.                                      This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New Jersey, excluding its conflict of laws rules.

9.                                      Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed.  Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any Default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved).  Each of the Borrowers expressly ratifies and confirms the waiver of jury trial provisions contained in the Loan Documents.

[Signature page follows.]

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WITNESS the due execution of this Thirteenth Amendment to Loan Documents as a document under seal as of the date first written above.

ATTEST:		BIO-REFERENCE LABORATORIES, INC.

By:	/S/ Sam Singer	By:		/S/ Marc D. Grodman
Name:	SAM SINGER	Name:	MARC D. GRODMAN	(SEAL)
Title:	Secretary	Title:		President

ATTEST:		GENEDX, INC. (formerly known as
BRLI NO. 2 ACQUISITION CORP.,
doing business as GeneDx
a Subsidiary Party)

By:	/S/ Sam Singer	By:		/S/ Marc D. Grodman
Name:	SAM SINGER			(SEAL)
Title:	Secretary	Name:		MARC D. GRODMAN
		Title:		President

PNC BANK, NATIONAL ASSOCIATION
(as Agent and the sole Lender)

		By:		/S/ PARAMESWAR SIVARAMAKRISHNAN
(SEAL)
		Name:		PARAMESWAR SIVARAMAKRISHNAN
		Title:		Vice President

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EXHIBIT A TO

THIRTEENTH AMENDMENT TO LOAN DOCUMENTS

A.                                   The “Loan Documents” that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1.                                      Amended and Restated Loan and Security Agreement dated as of September 30, 2004, as amended by that certain:  (a) letter amendment dated April 20, 2005, (b) Second Amendment to Loan Documents dated as of January 19, 2006, (c) Third Amendment to Loan Documents dated September 13, 2006, (d) Fourth Amendment to Loan Documents Dated as of October 1, 2006, (e) Fifth Amendment to Loan Documents dated as of October 31, 2007, (f) Sixth Amended to Loan Documents dated as of May 12, 2008, (g) Seventh Amended to Loan Documents dated as of October 22, 2010, (h) Eighth Amendment to Loan Documents dated as of October 31, 2011, (i) Ninth Amendment to Loan Documents dated November 30, 2011, (j) Tenth Amendment to Loan Documents dated June 7, 2013, (k) Eleventh Amendment to Loan Documents and Waiver Agreement, dated as of September 30, 2013, and (l)  Twelfth Amendment to Loan Documents dated as of October 28, 2013 (as amended, the “Loan Agreement”).

2.                                      All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.                                    The Loan Agreement is hereby amended as follows:

1.              Definitions. As of the Thirteenth Amendment Date, Section 1.2 of Article 1 (General Terms) of the Loan Agreement is hereby amended to amend and restate, in their entirety, the following definitions:

“Maximum Revolving Advance Amount” shall mean Seventy Million Dollars ($70,000,000.00).

“Revolving Credit Note” shall mean that certain Twelfth Amended and Restated Revolving Loan Note to be executed on the Thirteenth Amendment Date, made by Borrowers and payable to PNC, in the face amount of Seventy Million Dollars ($70,000,000.00), a copy of which is attached hereto as Exhibit B, as such note may be amended, modified, extended, renewed, restated or substituted from time to time.

2.              New Definitions.  As of the Thirteenth Amendment Date, Section 1.2 of Article 1 of the Loan Agreement (General Terms) is hereby amended to add the following new definitions:

“BRLI Stock Repurchase Program” shall have the meaning set forth in Section 7.7 hereof.

“Thirteenth Amendment” shall mean the Thirteenth Amendment to Loan Documents dated as of the Thirteenth Amendment Date.

“Thirteenth Amendment Date” shall mean February     , 2014.

3.              Amendment to Section 2.11 of the Loan Agreement.  As of the Thirteenth Amendment Date, Section 2.11 of the Loan Agreement (Use of Proceeds) is hereby deleted in its entirety and replaced with the following:

2.11 Use of Proceeds.

(a)                                 Borrowers shall apply the proceeds of Advances to (i) provide for its working capital needs and reimburse drawings under Letters of Credit, and (ii)  purchase certain of BRLI’s issued and outstanding common stock subject to the provisions of Section 7.7 hereof.

(b)                                 Without limiting the generality of Section 2.11(a) above, neither the Borrowers, the Guarantors nor any other Person which may in the future become a party to this Agreement or the Other Documents as a Borrower or Guarantor, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of Applicable Law.

4.              Amendment to Section 7.1 of the Loan Agreement.  As of the Thirteenth Amendment Date, Section 7.1(a) of the Loan Agreement (Merger, Consolidation, Acquisition and Sale of Assets) is deleted in its entirety and replaced with the following:

(a)                                 Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it; except (i) with respect to acquisitions, (A) Permitted Acquisitions, (B) the GeneDX Acquisition, (C) the acquisition of substantially all of the operating assets of Diagnostic Pathology Services, Inc., a Maryland corporation, pursuant to that certain Asset Sale/Purchase Agreement dated September 26, 2006 by and among Diagnostic Pathology Services, Inc., James T. Sundeen, and BRLI, (D) the acquisition of substantially all of the tangible and intangible assets, excluding cash, receivables and certain other assets, of Lenetix Medical Screening Laboratory, Inc. (“Lenetix”) from Lenetix and its stockholder on or about March 2, 2010, (E) the acquisition of all of the authorized, issued and outstanding shares of The Genetics Center, Inc. (“GCI”), a New York corporation engaged in the clinical laboratory business with principal place of business in Smithtown, New York on or about August 5, 2011, and (F) the acquisition of substantially all of the operating assets of Hunter Laboratories, Inc. pursuant to that Hunter APA and the other Hunter Transaction Documents; and (ii) BRLI may acquire the assets of Edge Bioserve LLC, its wholly owned Subsidiary, and thereafter dissolve such Subsidiary.

5.              Amendment to Section 7.5 of the Loan Agreement.  As of the Thirteenth Amendment Date, Section 7.5 of the Loan Agreement (Loans) is deleted in its entirety and replaced with the following:

7.5.                            Loans.  Make advances, loans or extensions of credit to any Person, including any Parent or Affiliate except (i) for intercompany loans between and among Borrowers, so long as, at the request of Agent, each such intercompany loan is evidenced by a promissory note (including, if applicable, any master intercompany note executed by Borrower(s)) on terms and conditions (including terms subordinating payment of the indebtedness evidenced by such note to the prior payment of the Obligations) acceptable to Agent in its sole discretion that has been delivered to Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable Borrower(s) that is(are) the payee(s) on such note; and (ii) with respect to loans to its officers, employees and Subsidiaries (except as otherwise permitted under clause (i) above) in the ordinary course of business not to exceed the aggregate amount of $6,000,000.00 at any time outstanding.  Such covenant shall be tested and measured annually with the delivery of the financial statements required under Section 9.7 hereof.

6.              Amendment to Section 7.7 of the Loan Agreement.  Effective as of November 1, 2013, Section 7.7 of the Loan Agreement (Dividends) is deleted in its entirety and replaced with the following:

7.7.                            Dividends. Declare, pay or make any dividend or distribution on any Equity Interests of any Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interest, or of any options to purchase or acquire any Equity Interest of any Borrower except that (i) any Subsidiary Party shall be permitted to pay dividends to BRLI, so long as no Default or Event of Default shall have occurred and be continuing or would occur after giving pro forma effect to such dividends; and (ii) BRLI may, from November 1, 2013 through October 31, 2015, purchase up to Two Million (2,000,000) shares of its issued and outstanding common stock (the “BRLI Stock Repurchase Program”) so long as (x) the aggregate purchase price therefore during such purchase period does not exceed $50,000,000.00, (y) both immediately prior to any such purchase and after giving effect to any such purchase (A) no Default or Event of Default has occurred and is continuing or would occur after giving pro forma effect to any such purchase, and (B) Borrowers shall maintain a minimum Undrawn Availability of at least $10,000,000.00, and (z) the BRLI Stock Repurchase Program and the implementation thereof complies, at all times, with all Applicable Laws.  (For the avoidance of doubt, any such stock purchases as contemplated pursuant to the BRLI Stock Repurchase Program that occurred from and including November 1, 2013 through the day preceding the Thirteenth Amendment Date shall be deemed to have been made in accordance with and subject to the provisions of this Section 7.7.)

7.              Amendment to Section 7.11 of the Loan Agreement.  As of the Thirteenth Amendment Date, Section 7.11(a) of the Loan Agreement (Subsidiaries) is deleted in its entirety and replaced with the following:

(a)         Form any Subsidiary unless such Subsidiary (i) is a Subsidiary that is organized or incorporated in the United States or any State or territory thereof or the District of Columbia, (ii) at Agent’s discretion, (x) expressly joins in this Agreement as a borrower and becomes jointly and severally liable for the obligations of Borrowers hereunder, under the Notes, and under any other agreement between any Borrower and Agent and/or Lenders, or (y) becomes a Guarantor with respect to the Obligations and executes a Guarantor Security Agreement in favor of Agent, and (iii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

C.                                    Conditions to Effectiveness of Amendments.  Bank’s willingness to agree to the amendments set forth in this Exhibit A and the continuing effectiveness of such amendments are subject to the satisfaction of the following conditions:

1.                                      Execution by all parties and/or delivery to Bank of the following:

(a)                                 this Amendment (and the annexed Consent), in form and substance acceptable to Bank;

(b)                                 an enabling resolution on behalf of each of the Borrowers and Guarantors, in form and substance satisfactory to Bank.

2.                                      Payment by Borrowers of an amendment fee of Twenty-Five Thousand Dollars ($25,000.00), which fee shall be deemed fully earned and non-refundable upon the execution of this Amendment by Borrowers and which may be paid by Bank’s making a Revolving Loan in the amount of such fee and retaining the proceeds in satisfaction of same.

3.                                      Such other documents, agreements and instruments as Bank shall reasonably require.

D.                                    Initial Condition Subsequent.  The Borrowers shall furnish to the Bank the following, no later than February 21, 2014, which shall be in form and substance satisfactory to Bank:

1.              Agent’s receipt of (all in form and substance satisfactory to the Agent): (a) resolutions or consents from BRLI authorizing the BRLI Stock Repurchase Program, (b) documentation evidencing that the BRLI Stock Repurchase Program is not in any way prohibited, limited or restricted pursuant to any documents or agreements to which BRLI is a party or is bound or by Applicable Laws, (c) a true copy of the public disclosures relating to the BRLI Stock Repurchase Program, (d) if applicable, true copies of documentation evidencing a SEC Rule 10b-18 trading arrangement with a broker or dealer to implement the BRLI Stock Repurchase Program, (e) if applicable, true copies of documentation evidencing a SEC Rule 10b5-1 trading plan with a broker or dealer to implement the BRLI Stock Trading Program, (e) if applicable, true copies evidencing BRLI’s tender offer relating to the BRLI Stock Repurchase Plan, (g) if applicable, true copies of documents evidencing privately negotiated arrangements relating to the BRLI Stock Repurchase Plan, and (h) an executed legal opinion of BRLI’s counsel opining as to the BRLI Stock Repurchase Program’s compliance with all Applicable Laws.

Failure to furnish the deliverables set forth in this Part D as aforesaid shall, at Bank’s option, constitute an Event of Default.

E.                                     Additional Conditions Subsequent.  The Borrowers shall furnish to the Bank the following, no later than March 31, 2014, which documents shall be in form and substance satisfactory to Bank:

1.              Execution by Florida Clinical Laboratory, Inc. (“FCL”) and Meridian Clinical Laboratory Corp. (“MCL”), wholly owned Subsidiaries of BRLI, of Guarantor Security Agreements.

2.              Bank shall be in receipt of UCC, federal tax lien, state tax lien, judgment, bankruptcy and pending suit searches for each of FCL and MCL, as applicable, in the jurisdiction of formation and in each jurisdiction where they are authorized to do business.

3.              Bank shall be in receipt of good standing and franchise tax searches (or equivalent status) of each of FCL and MCL in their jurisdictions of organization and each applicable jurisdiction where the conduct of each of FCL’s and MCL’s  business activities or the ownership of their properties necessitates qualification, as evidenced by good standing certificate(s) and franchise tax searches (or the equivalent thereof issued by any applicable jurisdiction) issued by the Secretary of State or other appropriate official of each such jurisdiction.

4.              Bank shall have entered into deposit account control agreements with applicable financial institutions with respect to such deposit accounts, as determined by Bank, maintained by FCL and MCL at such financial institutions.

5.              Each document (including any Uniform Commercial Code financing statement) required by the Guarantor Security Agreements to be executed by FCL and MCL or under law or reasonably requested by Bank to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the collateral described in the Guarantor Security Agreements to be executed and delivered by FCL and MCL shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required  or requested, and Bank shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

6.              Bank shall have received collateral access or lien waiver agreements with respect to all locations or places at which FCL’s and MCL’s Inventory, equipment and books and records are located, as required by Bank.

7.              Bank shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each FCL and MCL.

8.              Bank shall be in receipt of copies of the organizational documents of each of FCL and MCL as currently in effect, complete with all amendments thereto or confirmation that MCL’s and FCL’s organizational documents previously furnished to the Bank have not been modified, amended or restated and remain in full force and effect.

9.              Bank shall be in receipt of resolutions or consents for each of FCL and MCL authorizing (x) the execution, delivery and performance of such Guarantor’s Guaranty Security Agreements and each Other Loan Document to which such Guarantor is a party and (y) the granting by each such Guarantor of the security interests in and liens upon the collateral to secure its obligations under its Guaranty.

10.       Bank shall have received an executed legal opinion of FCL’s and MCL’s counsel, which shall cover such matters incident to the transactions contemplated by this Amendment and the Guarantor Security Agreements and related agreements as Bank may reasonably require and each of FCL and MCl hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders.

11.       Bank shall have completed, if required by Bank, collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Bank, of the Receivables, Inventory, General Intangibles, and equipment of each of FCL and MCL and all books and records in connection therewith.

12.       Bank shall have received  (i) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under the Guarantor Security Agreements are in full force and effect, (ii) insurance certificates issued by FCL’s and MCL’s insurance broker(s) containing such information regarding each of FCL’s and MCL’s casualty and liability insurance policies as Bank shall request and naming Bank as an additional insured and lenders loss payee, as applicable, and (iii) loss payable endorsements issued by each of FCL’s and MCL’s insurer(s) naming Bank as lenders loss payee.

13.       Bank shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Amendment, the Guarantor Security Agreements and the Other Documents; and, Bank shall have received such Consents and waivers of such third parties as might assert claims with respect to the collateral described in the Guarantor Security Agreements, as Bank and its counsel shall deem necessary.

14.       Bank shall have received and reviewed all material contracts of MCL and FCL including leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements.

15.       All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions as contemplated in this Amendment.

16.       Reimbursement by Borrowers of the fees and expenses of Bank’s counsel, whether incurred in connection with this Amendment or in conjunction with the continuing commercial lending relationship between Bank and Borrowers, which fees and expense may be paid by Bank making a Revolving Loan, from time to time, in the amount of such fees and expenses and retaining the proceeds in satisfaction of same.  Such fees and expenses incurred and to be incurred in connection with this Amendment shall not exceed the sum of $_15,000          .

Failure to furnish any of the deliverables set forth in this Part E as aforesaid shall, at Bank’s option, constitute an Event of Default; provided, however, if Borrowers, MCL and/or FCL, as applicable, have not secured all required deposit account control agreements and/or all collateral access or lien waiver agreements, as set forth in items 4 and 6 above of this Part E by March 31, 2014, and have demonstrated to the reasonable satisfaction of Bank, they have used commercially reasonable efforts in attempting to do so, such failure to deliver such documents to Bank shall not constitute an Event of Default.

[End of Exhibit A]

CONSENT BY GUARANTORS

The undersigned Guarantors consent to the provisions of the foregoing Amendment (the “Amendment”) and all prior amendments and confirms and agrees that:

(a)           CareEvolve.com Inc.’s obligations under its:  (i) Continuing Unlimited Corporate Guaranty dated as of September 30, 2004, (ii) Amended and Restated Continuing Unlimited Corporate Guaranty dated as of October 31, 2006, and (iii) Guarantor’s Security Agreement dated as of September 30, 2004 (collectively, the “Care Evolve Guaranty Documents”), relating to the Obligations, shall be unimpaired by the Amendment; and

(b)           Genome Diagnostics Ltd.’s and BRLI-Genpath Diagnostics, Inc.’s obligations under their respective Continuing Unlimited Corporate Guaranties each dated as of October 31, 2011 (collectively the “Genome and Genpath Guaranty Documents”) relating to the Obligations, shall be unimpaired by the Amendment; and

(c)           Florida Clinical Laboratory, Inc.’s and Meridian Clinical Laboratory Corp.’s obligations under their respective Continuing Unlimited Corporate Guaranties each dated as of June 7, 2013 (collectively the “FCL and MCL Guaranty Documents” and together with the Care Evolve Guaranty Documents and the Genome and Genpath Guaranty Documents, the “Guaranty Documents”), relating to the Obligations, shall be unimpaired by the Amendment; and

each Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Bank, its officers, directors, employees, agents or attorneys with respect to their respective Guaranty Documents; and

(d)           all of the terms, conditions and covenants in the Guaranty Documents remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment.

Each Guarantor certifies that all representations and warranties made in the Guaranty Documents to which such Guarantor is a party are true and correct.

Each Guarantor hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by such Guarantor or third parties (if applicable), shall continue unimpaired and in full force and effect, shall cover and secure all of such Guarantor’s existing and future Obligations to the Bank, as modified by this Amendment.

Each Guarantor ratifies and confirms the waiver of jury trial provisions contained in the Guaranty Documents to which each such Guarantor is a party.

[Signature Page Follows]

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WITNESS the due execution of this Consent as a document under seal as of the date of this Amendment, intending to be legally bound hereby.

ATTEST:			CareEvolve.com, Inc.

By:	/S/ Sam Singer	By:	/S/ Marc D. Grodman
Name:	SAM SINGER		Name:	MARC D. GRODMAN (SEAL)
Title:	Secretary		Title:	President

ATTEST:			Genome Diagnostics, Ltd.

By:	/S/ Sam Singer	By:	/S/ Marc D. Grodman
Name:	SAM SINGER		Name:	MARC D. GRODMAN (SEAL)
Title:	Secretary		Title:	President

ATTEST:			BRLI- Genpath Diagnostics, Inc.

By:	/S/ Sam Singer	By:	/S/ Marc D. Grodman
Name:	SAM SINGER		Name:	MARC D. GRODMAN (SEAL)
Title:	Secretary		Title:	President

ATTEST:			Florida Clinical Laboratory, Inc.

By:	/S/ Sam Singer	By:	/S/ Marc D. Grodman
Name:	SAM SINGER		Name:	MARC D. GRODMAN (SEAL)
Title:	Secretary		Title:	President

ATTEST:			Meridian Clinical Laboratory Corp.

By:	/S/ Sam Singer	By:	/S/ Marc D. Grodman
Name:	SAM SINGER		Name:	MARC D. GRODMAN (SEAL)
Title:	Secretary		Title:	President

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